Exhibit 4.02

PRIVATE INSTRUMENT OF AMENDMENT AND

CONSOLIDATION OF SADIA S.A SHAREHOLDERS’ AGREEMENT

By this private instrument and in accordance with Law, the parties named below:

1.                                    SUNFLOWER PARTICIPAÇÕES S.A., a joint stock corporation with its head office in the City of City of São Paulo, State of São Paulo, at Rua Angelina Maffei Vita, No. 280, 9º andar, enrolled in the Ministry of Finance National Register of Corporate Taxpayers (CNPJ/MF) under No. 02.949.631/0001-87, represented herein in accordance with its Bylaws, holder of 36,288,959 ordinary shares issued by Sadia S.A.;

2.                                    MARIA APARECIDA CUNHA FONTANA, a Brazilian citizen, widow, businesswoman, holder of the Identity Card RG No. 006.459.978-70, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Angelina Maffei Vita, No. 280, 9o. andar, holder of 600,001 ordinary shares issued by Sadia S.A.;

3.                                    WALTER FONTANA FILHO, a Brazilian citizen, married, economist, holder of the ID RG No. 4.250.008 SSP/SP, and enrolled in the TIN (CPF/MF) under No. 947.648.408-04, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Artur de Souza Marques, No. 17, owner of one (1) ordinary share issued by Sadia S.A.;

4.                                    ATTILIO FONTANA NETO, a Brazilian citizen, married, business administrator, holder of the ID RG No. 4.250.009 SSP/SP and enrolled in the TIN (CPF/MF) under No. 872.740.518-49, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Anunze, No. 291, owner of one (1) ordinary share issued by Sadia S.A.;

5.                                    VÂNIA CUNHA FONTANA, a Brazilian citizen, judicially separated, a business owner, holder of the ID RG No. 4.240.000SSP/SP and enrolled in the TIN (CPF/MF) under No. 675.466.848-20, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Bauru, No. 547, holder of 1,479,031 ordinary shares issued by Sadia S.A.;

6.                                    RUTH ESCOREL FONTANA, a Brazilian citizen, married, businesswoman, holder of the ID RG No. 5.398.909SSP/SP and enrolled in the TIN (CPF/MF) under No. 006.323.518-88, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Artur de Souza Marques, nº 17, holder of 2,347,253 ordinary shares issued by Sadia S.A.;

7.                                    AUGUSTO ESCOREL FONTANA, a Brazilian citizen, single, business administrator, holder of the ID RG No. 32.433.717-6 SSP/SP and enrolled in the

TIN (CPF/MF) under No. 222.414.258-77, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Artur de Souza Marques, No. 17, owner of 3,000 ordinary shares issued by Sadia S.A.;

8.                                    SOFIA ESCOREL FONTANA, a Brazilian citizen, single, business administrator, holder of the ID RG No. 32.433.718-8 SSP/SP and enrolled in the TIN (CPF/MF) under No. 310.603.478-57, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Artur de Souza Marques, No. 17, holder of 3,000 ordinary shares issued by Sadia S.A.;

9.                                    DIOGO LEAL FONTANA, a Brazilian citizen, single, student, holder of the ID RG No. 47.885.787-1 SSP/SP and enrolled in the TIN (CPF/MF) under No. 391.264.528-04, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Anunze, No. 291, owner of 100 ordinary shares issued by Sadia S.A.;

10.                              ZOÉ SILVEIRA d’AVILA, a Brazilian citizen, married, physician, holder of the ID RG No. 9.519.414 SSP/SP and enrolled in the TIN (CPF/MF) under No. 005.772.279-04, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Banibas, No. 1256, owner of 2,545,891 ordinary shares issued by Sadia S.A.;

11.                              ODYLLA FONTANA d’AVILA, a Brazilian citizen, married, business owner, holder of the ID RG No. 8.295.930 SSP/SP and enrolled in the TIN (CPF/MF) under No. 372.336.408-07, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Banibas, 1256, holder of 2,967,065 ordinary shares issued by Sadia S.A.;

12.                              EDUARDO FONTANA d’AVILA, a Brazilian citizen, married, civil engineer, holder of the ID RG No. 5.142.157 SSP/SP and enrolled in the TIN (CPF/MF) under No. 947.648.328-87, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Joaquim Cândido de Azevedo Marques, No. 750, owner of 7,816,828 ordinary shares issued by Sadia S.A.;

13.                              FELIPE BOTURÃO d’AVILA, a Brazilian citizen, single, lawyer, holder of the ID RG No. 35.023.699-9 SSP/SP and enrolled in the TIN (CPF/MF) under No. 221.487.388-01, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Joaquim Cândido de Azevedo Marques, No. 750, owner of 8,771 ordinary shares issued by Sadia S.A.;

14.                              DANIEL BOTURÃO d’AVILA, a Brazilian citizen, single, business administrator, holder of the ID RG No. 35.023.692-6 SSP/SP and enrolled in the TIN (CPF/MF) under No. 322.638.518-60, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Joaquim Cândido de Azevedo Marques, No. 750, owner of 8,771 ordinary shares issued by Sadia S.A.;

15.                              CARLA MARIA CARVALHO FONTANA, a Brazilian citizen, married, businesswoman, holder of the ID RG No. 556.887 SSP/SC and enrolled in the TIN (CPF/MF) under No. 047.735.808-01, resident and domiciled in the City of São

Paulo, State of São Paulo, at Rua Massacá, No. 325, Edifício Emilion, apartamento 11, holder of 11,143,801 ordinary shares issued by Sadia S.A.;

16.                              ALFREDO FELIPE DA LUZ SOBRINHO, a Brazilian citizen, married, lawyer, holder of the ID RG No. 37.622.335-2 SSP/SP and enrolled in the TIN (CPF/MF) under No. 003.289.871-15, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Gaivota, No. 1027, apartamento 172-MP, owner of 683,833 ordinary shares issued by Sadia S.A.;

17.                              OLGA MARIA DE CARVALHO LUZ, a Brazilian citizen, divorced, decorator, holder of the ID RG No. 1/R96462 SSP/SC and enrolled in the TIN (CPF/MF) under No. 485.507.289-34, resident and domiciled in the City of Florianópolis, State of Santa Catarina, at Rua João Henrique Gonçalves, No. 590, holder of 394,000 ordinary shares issued by Sadia S.A.;

18.                              RUTH MARIA CARVALHO LUZ MALZONI, a Brazilian citizen, married, homemaker, holder of the ID RG No. 6.734.366 SSP/SP and enrolled in the TIN (CPF/MF) under No. 767.865.798-68, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Prof. Arthur Ramos, No. 515, 5º andar, holder of 501,600 ordinary shares issued by Sadia S.A.;

19.                              ANDRÉ FONTANA CARVALHO, a Brazilian citizen, single, student, holder of the ID RG No. 3.856.007 SSP/SC and enrolled in the TIN (CPF/MF) under No. 047.735.808-01, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Massacá, No. 325, Edifício Emilion, apartamento 11, owner of 158,376 ordinary shares issued by Sadia S.A.;

20.                              ITÁLIA BORDIN FONTANA, a Brazilian citizen, widow, homemaker, holder of the ID RG No. 14/R.128.366 SSP/SC and enrolled in the TIN (CPF/MF) under No. 723.564.649-72, resident and domiciled in the City of Concórdia, State of Santa Catarina, at Rua Romano Ancelmo Fontana, No. 575, holder of 28,966 ordinary shares issued by Sadia S.A.;

21.                              ONEIDA MARIA SCHNITZER FONTANA, a Brazilian citizen, widow, homemaker, holder of the ID RG No. 3.718.043-5 SSP/SP and enrolled in the TIN (CPF/MF) under No. 212.690.148-38, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Tucumã, No. 471, apartamento 111, holder of 5,497,122 ordinary shares issued by Sadia S.A.;

22.                              JOÃO DOMINGOS FONTANA, a Brazilian citizen, divorced, physician, holder of the ID RG No. 70.209.395-71 SSP/RS and enrolled in the TIN (CPF/MF) under No. 525.438.037-34, resident and domiciled in the City of Porto Alegre, State of Rio Grande do Sul, at Avenida Independência, No. 855, apartamento 1101, owner of 2,168,967 ordinary shares issued by Sadia S.A.;

23.                              JOSÉ CARLOS FONTANA, a Brazilian citizen, married, zootechnist, holder of the ID RG No. 14/R.143.602 SSP/SC and enrolled in the TIN (CPF/MF) under No.

295.280.209-25, resident and domiciled in the City of Toledo, State of Paraná, at Rua Serafina Correia, No. 1019, owner of 2,855,788 ordinary shares issued by Sadia S.A.;

24.                              MARCELO FONTANA, a Brazilian citizen, married, systems analyst, holder of the ID RG No. 17.924.408 SSP/SP and enrolled in the TIN (CPF/MF) under No. 460.201.369-49, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Borba Gato, 331 — ap. 123C, owner of 2,337,157 ordinary shares issued by Sadia S.A.;

25.                              MARIA APARECIDA FONTANA MINCARONI, a Brazilian citizen, married, businesswoman, holder of the ID RG No. 14/R.841.762 SSP/SC and enrolled in the TIN (CPF/MF) under No. 503.872.199-00, resident and domiciled in the City of Concórdia, State of Santa Catarina, at Rua Romano Ancelmo Fontana, No. 617, holder of 2,414,346 ordinary shares issued by Sadia S.A.;

26.                              VERA LÚCIA FONTANA, a Brazilian citizen, judicially separated, businesswoman, holder of the ID RG No. 35.711.000-6 SSP/SP and enrolled in the TIN (CPF/MF) under No. 296.337.688-02, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Massacá, 325 — ap. 52, holder of 4,399,027 ordinary shares issued by Sadia S.A.;

27.                              FLÁVIO FONTANA MINCARONI, a Brazilian citizen, single, of age, business administrator, holder of the ID RG No. 1.140.838 SSP/SC and enrolled in the TIN (CPF/MF) under No. 503.832.219-00, resident and domiciled in the City of Concórdia, State of Santa Catarina, at Rua Romano Ancelmo Fontana, No. 617, owner of 1,000 ordinary shares issued by Sadia S.A.;

28.                              DANIEL FONTANA SCHMIDT, a Brazilian citizen, single, business administrator, holder of the ID RG No. 27.846.721-0 SSP/SP and enrolled in the TIN (CPF/MF) under No. 289.682.088-40, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Morás, No. 558, apartamento 72, owner of 100 ordinary shares issued by Sadia S.A.;

29.                              ANDRÉ BELEZA FONTANA, a Brazilian citizen, single, lawyer, holder of the ID RG No. 7.322.522-1 SSP/PR and enrolled in the TIN (CPF/MF) under No. 028.794.389-50, resident and domiciled in the City of Porto Alegre, State of Rio Grande do Sul, at Rua Anita Garibaldi, No. 1226, apartamento 1204, owner of 100 ordinary shares issued by Sadia S.A.;

30.                              PATRÍCIA BELEZA FONTANA, a Brazilian citizen, single, designer, holder of the ID RG No. 7.322.525-5 SSP/PR and enrolled in the TIN (CPF/MF) under No. 035.652.529-52, resident and domiciled in the City of Gramado, State of Rio Grande do Sul, at Rua Augusto Zatti, No. 355, apartamento 103, holder of 100 ordinary shares issued by Sadia S.A.;

31.                              OLIVER FONTANA, a Brazilian citizen, married, lawyer, holder of the ID RG No. 19.426.740-4 SSP/SP and enrolled in the TIN (CPF/MF) under No. 175.185.188-

56, resident and domiciled in the City of São Paulo, State of São Paulo, at Avenida Angélica, No. 2118 - 7º andar, owner of 308 ordinary shares issued by Sadia S.A.;

32.                              ALEXANDRE FONTANA SCHMIDT, a Brazilian citizen, married, engineer, holder of the ID RG No. 27.846.722-2 e do CPF/MF under No. 215.785.148-86, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Iara, No. 123, apartamento 161, owner of 100 ordinary shares issued by Sadia S.A.;

33.                              PEDRO ALBERTO FONTANA, a Brazilian citizen, married, businessman, holder of the ID RG No. 01.942.829-1 IFP/RJ and enrolled in the TIN (CPF/MF) under No. 026.775.047-15, resident and domiciled in the City of Rio de Janeiro, State of Rio de Janeiro, at Rua Guapeni, No. 53, apartamento 301, owner of 1,835,950 ordinary shares issued by Sadia S.A.;

34.                              ODEON ANTÔNIO FONTANA, a Brazilian citizen, married, accounting technician, holder of the ID RG No. 712.743 SSP/DF and enrolled in the TIN (CPF/MF) under No. 001.564.501-00, resident and domiciled in the City of Ribeirão Preto, State of São Paulo, at Rua José da Silva, No. 887, owner of 1,009,285 ordinary shares issued by Sadia S.A.;

35.                              SANDRA MARIA FONTANA, a Brazilian citizen, married, business owner, holder of the ID RG No. 236.404 SSP/DF and enrolled in the TIN (CPF/MF) under No. 183.268.498-98, resident and domiciled in the City of Ribeirão Preto, State of São Paulo, at Rua José da Silva, No. 887, holder of 443,860 ordinary shares issued by Sadia S.A.;

36.                              RENATA FONTANA PUSSET, a Brazilian citizen, married, businesswoman, holder of the ID RG No. 4.222.002 SSP/SP and enrolled in the TIN (CPF/MF) under No. 033.297.438-32, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Cardoso de Mello Júnior, No. 96, holder of 1,065,699 ordinary shares issued by Sadia S.A.;

37.                              MARINA FONTANA, a Brazilian citizen, judicially separated, decorator, holder of the ID RG No. 4.222.001 SSP/SP and enrolled in the TIN (CPF/MF) under No. 178.280.868-06, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Cardoso de Mello Júnior, No. 140, holder of 622,053 ordinary shares issued by Sadia S.A.;

38.                              ROBERTO PUSSET, a Brazilian citizen, single, student, holder of the ID RG No. 30.802.000-5 SSP/SP and enrolled in the TIN (CPF/MF) under No. 328.019.368-04, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Cardoso de Mello Júnior, No. 96, owner of 10,000 ordinary shares issued by Sadia S.A.;

39.                              SOELY MACHADO FONTANA, a Brazilian citizen, widow, homemaker, holder of the ID RG No. 587.757 SSP/DF and enrolled in the TIN (CPF/MF) under No.

111.408.799-87, resident and domiciled in the City of Londrina, State of Paraná, at Rua Piauí, No. 235, ed. 204, holder of 288,815 ordinary shares issued by Sadia S.A.;

40.                              ROBERTO HOPPNER FONTANA, a Brazilian citizen, married, business administrator, holder of the ID RG No. 04.822.824-1 DETRAN/RJ and enrolled in the TIN (CPF/MF) under No. 755.293.357-72, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Dr. Miranda de Azevedo, No. 752, apartamento 122, owner of 31,338 ordinary shares issued by Sadia S.A.;

41.                              JULIANA FONTANA PUSSET, a Brazilian citizen, single, chef, holder of the ID RG No. 30.803.000-X and enrolled in the TIN (CPF/MF) under No. 288.400.158-17, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Cardoso de Melo Júnior, No. 96, holder of 1,000 ordinary shares issued by Sadia S.A.;

42.                              NELSON FELIPE KHEIRALLAH FILHO, a Brazilian citizen, married, lawyer, holder of the ID RG No. 33.055.701-4 and enrolled in the TIN (CPF/MF) under No. 220.715.458-00, resident and domiciled in the City of São Paulo, State of São Paulo, na Alameda Tietê, No. 312, apartamento 113, owner of 1,000 ordinary shares issued by Sadia S.A.;

43.                              CRISTIANO FONTANA KHEIRALLAH, a Brazilian citizen, single, architect, holder of the ID RG No. 33.058.702-6 and enrolled in the TIN (CPF/MF) under No. 219.724.428-05, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Maestro Chiafarelli, No. 116, owner of 1,000 ordinary shares issued by Sadia S.A.;

44.                              OLD PARTICIPAÇÕES LTDA., a limited liability company organized as an entrepreneurial company, with its head office in the City of São Paulo, State of São Paulo, at Rua Dr. Veiga Filho, No. 350, conjunto 1301, enrolled in the TIN (CPF/MF) under No. 60.606.845/0001-57, represented herein in accordance with its Articles of Association, holder of 26,751,658 ordinary shares issued by Sadia S.A.;

45.                              LUCY FONTANA FURLAN, a Brazilian citizen, married, businesswoman, holder of the ID RG No. 2.930.531 SSP/SP and enrolled in the TIN (CPF/MF) under No. 019.514.408-20, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Maranhão, No. 690, 17º andar, holder of 2.178.832 ordinary shares issued by Sadia S.A.;

46.                              OSÓRIO HENRIQUE FURLAN JÚNIOR, a Brazilian citizen, married, lawyer, holder of the ID RG No. 2.985.144 SSP/SP and enrolled in the TIN (CPF/MF) under No. 019.490.478-49, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Aracaju, No. 201, 22º andar, owner of 11,956,152 ordinary shares issued by Sadia S.A.;

47.                              LUIZ FERNANDO FURLAN, a Brazilian citizen, married, chemical engineer, holder of the ID RG No. 2.985.393 SSP/SP and enrolled in the TIN (CPF/MF)

under No. 019.489.978-00, resident and domiciled in the City of Barueri, State of São Paulo, at Alameda Escócia, No. 275, owner of 10,652,800 ordinary shares issued by Sadia S.A.;

48.                              DIVA HELENA FURLAN, a Brazilian citizen, married, lawyer, holder of the ID RG No. 2.985.455-6 SSP/SP and enrolled in the TIN (CPF/MF) under No. 023.323.648-11, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Piauí, No. 900, 9º andar, holder of 647,346 ordinary shares issued by Sadia S.A.;

49.                              LUCILA MARIA FURLAN, a Brazilian citizen, divorced, business administrator, holder of the ID RG No. 2.987.386-1 SSP/SP and enrolled in the TIN (CPF/MF) under No. 680.567.538-34, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Piauí, No. 1234, 9º andar, holder of 866,817 ordinary shares issued by Sadia S.A.;

50.                              LEILA MARIA FURLAN DA SILVA TELLES, a Brazilian citizen, married, business administrator, holder of the ID RG No. 2.987.376-9 SSP/SP and enrolled in the TIN (CPF/MF) under No. 051.026.578-28, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Bahia, No. 254, 5º andar, holder of 1,042,434 ordinary shares issued by Sadia S.A.;

51.                              ANA MARIA GONÇALVES FURLAN, a Brazilian citizen, married, plastic artist, holder of the ID RG No. 5.130.009 SSP/SP and enrolled in the TIN (CPF/MF) under No. 160.846.148-33, resident and domiciled in the City of Barueri, State of São Paulo, at Alameda Escócia, No. 275, holder of 171,925 ordinary shares issued by Sadia S.A.;

52.                              MARCELA PASSOS FURLAN, a Brazilian citizen, divorced, businesswoman, holder of the ID RG No. 17.470.111-1 SSP/SP and enrolled in the TIN (CPF/MF) under No. 271.742.878-08, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Piauí, No. 461, 6º andar, holder of 26,300 ordinary shares issued by Sadia S.A.;

53.                              GABRIELLA FURLAN VILLARES, a Brazilian citizen, married, business administrator, holder of the ID RG No. 14.845.049-1 SSP/SP and enrolled in the TIN (CPF/MF) under No. 213.016.908-21, resident and domiciled in the City of Barueri, State of São Paulo, at Alameda França, No. 117, holder of 142,597 ordinary shares issued by Sadia S.A.;

54.                              LUIZ GOTARDO FURLAN, a Brazilian citizen, single, business administrator, holder of the ID RG No. 34.441.551-X SSP/SP and enrolled in the TIN (CPF/MF) under No. 329.669.418-80, resident and domiciled in the City of Barueri, State of São Paulo, at Alameda Escócia, No. 275, owner of 214,851 ordinary shares issued by Sadia S.A.;

55.                              ANDRÉ MONEGAGLIA, a Brazilian citizen, single, engineer, holder of the ID RG No. 19.233.674-5 SSP/SP and enrolled in the TIN (CPF/MF) under No. 151.572.678-94, resident and domiciled in the City of São Paulo, State of São Paulo, at Praça Vilaboim, No. 52, apartamento 61, owner of 18,478 ordinary shares issued by Sadia S.A.;

56.                              CAROLINA FURLAN UCHÔA CAVALCANTI, a Brazilian citizen, married, advertising professional, holder of the ID RG No. 32.422.888-0 SSP/SP and enrolled in the TIN (CPF/MF) under No. 222.583.578-02, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Bahia, No. 350, 7º andar, holder of 3,740 ordinary shares issued by Sadia S.A.;

57.                              MARIA FURLAN DA SILVA TELLES, a Brazilian citizen, single, public relations, holder of the ID RG No. 33.162.993-8 SSP/SP and enrolled in the TIN (CPF/MF) under No. 309.318.778-81, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Pamplona, No. 1585, apartamento 63, holder of 15,000 ordinary shares issued by Sadia S.A.;

58.                              JOÃO FURLAN DA SILVA TELLES, a Brazilian citizen, single, advertising professional, holder of the ID RG No. 33.162.992-6 SSP/SP and enrolled in the TIN (CPF/MF) under No. 331.172.648-09, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Bahia, No. 254, 5º andar, owner of 15,000 ordinary shares issued by Sadia S.A.;

59.                              MANOELA MONEGAGLIA, a Brazilian citizen, married, business administrator, holder of the ID RG No. 23.087.571-3 and enrolled in the TIN (CPF/MF) under No. 270.340.018-71, resident and domiciled in the City of São Paulo, State of São Paulo, at Alameda Casa Branca, No. 1177 — 6C, holder of 2,432 ordinary shares issued by Sadia S.A.; and

60.                              FELIPE MONEGAGLIA, a Brazilian citizen, single, advertising professional, holder of the ID RG No. 25.555.055-8 and enrolled in the TIN (CPF/MF) under No. 266.129.168-77, resident and domiciled in the City of São Paulo, State of São Paulo, at Rua Piauí, No. 900, 9º andar, owner of 239 ordinary shares issued by Sadia S.A.;

all of the above parties being hereinafter referred to merely as “Agreeing Shareholders” or, when referred to individually merely as “Agreeing Shareholder”.

and further, in the capacity of consenting intervening parties or as party to this Agreement, as the case may be.

61.                              SADIA S.A., a publicly-held company with its head office in the City of Concórdia, State of Santa Catarina, at Rua Senador Attilio Fontana, No. 86, enrolled in the National Register of Corporate Taxpayers/Ministry of Finance - CNPJ/MF under No. 20.730.099/0001-94, represented herein in accordance with its By-Laws, hereinafter referred to merely as “Sadia” or the “Company”).

62.                              CONCÓRDIA HOLDING FINANCEIRA S.A., a joint stock corporation with its head office in the City of São Paulo, State of São Paulo, at Avenida Rebouças, nº 3970, 10º andar, Cj.-A, enrolled in the Ministry of Finance National Register of Corporate Taxpayers (CNPJ/MF) under No. 08.944.820/0001-43, represented herein in accordance with its Bylaws, hereinafter referred to merely as “Concórdia Holding Financeira” and jointly with the Company as “the Consenting Parties”;

63.                              CONCÓRDIA BANCO S.A., a private banking financial institution, with its head office in the City and State of São Paulo, at Av. Rebouças, 3970 — 10º andar, enrolled in the Ministry of Finance National Register of Corporate Taxpayers (CNPJ/MF) under No. 10.264.663/0001-77, represented herein in accordance with its Bylaws, hereinafter referred to merely as “Concórdia Banco” and jointly with the Company as “the Consenting Parties”;

64.                              CONCÓRDIA S/A CORRETORA DE VALORES MOBILIÁRIOS, CÂMBIO E COMMODITIES, with its head office in the Capital of the State of São Paulo, at Rua Líbero Badaró, nº 425, 23º andar, enrolled in the Ministry of Finance National Register of Corporate Taxpayers (CNPJ/MF) under No. 52.904.364/0001-08, represented herein in accordance with its Bylaws, hereinafter referred to merely as “Concórdia Corretora” and jointly with the Company as “the Consenting Parties”;

WHEREAS:

(i)                                  some shareholders have withdrawn from the controlling group of this Company upon accepting the release of the total number of their shares issued by the Company, in accordance with the provisions of Paragraph 6.6 (g) of this Agreement;

(ii)                               the shareholders Ruth Escorel Fontana, Augusto Escorel Fontana, Sofia Escorel Fontana, Diogo Leal Fontana, Felipe Boturão D’Avila, Daniel Boturão D’Avila, André Fontana Carvalho, Daniel Fontana Schmidt, André Beleza Fontana, Patrícia Beleza Fontana, Oliver Fontana, Alexandre Fontana Schmidt, Soely Machado Fontana, Roberto Hoppner Fontana, Juliana Fontana Pusset, Nelson Felipe Kheirallah Filho, Cristiano Fontana Keirallah, Old Participações Ltda., Lucy Fontana Furlan, Osório Henrique Furlan Júnior, Luiz Fernando Furlan, Diva Helena Furlan, Lucila Maria Furlan, Leila Maria Furlan da Silva Telles, Ana Maria Gonçalves Furlan, Marcela Passos Furlan, Gabriella Furlan Villares, Luiz Gotardo Furlan, André Monegaglia, Carolina Furlan Uchoa Cavalcanti, Maria Furlan da Silva Telles, João Furlan da Silva Telles, Manoela Monegaglia and Felipe Monegaglia, all of them identified above, have the intention of adhering to this Agreement and this is agreed by the current Agreeing Shareholders.

(iii)                            the Brazilian Central Bank authorized the incorporation and operation of the Concórdia Banco S.A., as a wholly-owned subsidiary of Concórdia Holding Financeira. The latter is controlled by this Company and this requires an amendment to the Agreement in order to comply with certain provisions of legislation applicable to financial institutions headquartered in Brazil;

In view of the above considerations, the Agreeing Shareholders RESOLVE, by means of this instrument, to formalize the admission of the shareholders named under the above (ii) whereas to the Shareholders’ Agreement of this Company (hereinafter referred to merely as “the Agreement”) and also to amend and make additions to the Agreement, in accordance with the terms and conditions consolidated below, and therefore the Agreement will be effective with the clauses and conditions below and any and all provisions to the contrary are expressly revoked, namely:

SADIA S.A.

SHAREHOLDERS’ AGREEMENT

CHAPTER I — SHARES BOUND TO THIS AGREEMENT

1.1.                           This Agreement is binding upon all ordinary shares of the Company currently held by the Agreeing Shareholders, as well as upon all of the shares that they may come to hold in the future, either by “inter vivos” or “mortis causa” acquisition, for compensation or gratuitously, by subscription in capital increases using cash, assets, rights or credits or by bonus and splitting or in any other form. The bound shares are hereinafter referred to as the “Affected Shares”.

1.1.1.                  Every quarter, the Coordinator of this Agreement shall obtain from the Company an updated list of the title holders of the Affected Shares, at the Agreeing Shareholders’ cost.

1.2.                           For the purpose of maintaining the same current shareholding percentage interest in the Affected Shares among the Agreeing Shareholders and/or Groups of Agreeing Shareholders (as defined below), the Agreeing Shareholders assume the commitment of making their best efforts to match all capital increase subscriptions made by the Company, in relation to the ordinary shares.

CHAPTER II — ADHERENCE TO THIS AGREEMENT

2.1.                           Adherence to this Agreement is obligatory and automatic for:

a)                                   necessary heirs (art. 1.845 of the Civil Code), regardless of the way of acquisition of the Affected Shares by the heirs; and

b)                                  the venture capital company of which the Agreeing Shareholder is the controlling shareholder (in accordance with definition in art. 116 of Law No. 6404, dated December 15, 1976) and to which the Affected Shares have been transferred in total or partially.

2.2.                           All and any other adherences, including those relating to the Affected Shares derived from the marital dissolution of any Agreeing Shareholder (except in the case of death of one of the spouses, in which case this would fall under item (a) of the above Paragraph 2.1), will be conditional upon prior and express authorization of the Agreeing Shareholders, in accordance with the provisions hereunder.

2.3.                           Adherence by necessary heirs does not automatically affect the ordinary shares issued by the Company and held by them and which, at the time, are not Affected Shares, unless those heirs express clearly their will that such shares become Affected Shares.

CHAPTER III — GROUPS OF AGREEING SHAREHOLDERS

3.1.                           For all purposes hereunder, the Agreeing Shareholders are grouped as shown on the Attachment hereof, hereinafter referred to as “Agreeing Shareholders Groups” or “Groups”. Such Attachment is an integral part of this Agreement.

3.2.                           Any Agreeing Shareholder, upon prior and written notice to the Agreement Coordinator, who shall forward a copy to the other Agreeing Shareholders, may, at any time, move from one Agreeing Shareholders Group to the other or even form a new Agreeing Shareholders Group with other Agreeing Shareholders. Throughout the term of this Agreement, the move to an Agreeing Shareholders Group or the creation of a new group will not imply the loss, by the Agreeing Shareholders Group from which the Agreeing Shareholder withdrew, or by the Agreeing Shareholder who waived its initial preemptive right, i.e., the right contemplated in Paragraph 8.3 of this Agreement. If and when this Agreement is automatically renewed, as contemplated in Paragraph 12.1, all and any Agreeing Shareholders Group will be entitled to restructuring within the first sixty (60) days from the beginning of any period of validity of this Agreement without keeping the initial preemptive right of the Agreeing Shareholders’ Group from which one or more Agreeing Shareholder(s) left or by the Agreeing Shareholders who withdrew.

3.3.                           The Agreeing Shareholders Groups are represented by one of its members, hereinafter referred to as Representative, for all purposes hereunder, and in its absence, by a deputy. The appointment of a Representative and of its deputy must be informed in writing to the Agreement Coordinator by the respective Group of Agreeing Shareholders, within fifteen (15) days counted as from the appointment. If no appointment is made, the Agreement Coordinator shall accept as Representative whoever submits evidence of the required representation, provided that this is satisfactory to the Agreement Coordinator, and in this case the Group of Agreeing Shareholders shall be obliged to accept, on an irrevocable and unconditional basis, the nomination made by the Agreement Coordinator.

3.4.                           Each Group of Agreeing Shareholders shall make its best efforts to ensure that its Representative and deputy are not the administrators of the Company or of its affiliates.

CHAPTER IV – AGREEMENT COORDINATOR

4.1.          The duties of the Agreement Coordinator or, in its absence or incapacitation, of its deputy are:

a)                                     represent all Groups of Agreeing Shareholders at the Company’s General Meeting of Shareholders, to which it may be accompanied by one or more Representatives or even advisors;

b)                                    call and preside at the Agreement Meetings;

c)                                     act as liaison among the Groups of Agreeing Shareholders Groups in relation to the matters contemplated in this Agreement and observing all the rules and procedures established in this Agreement;

d)                                    act as liaison among the Agreeing Shareholders and the Company, always through the Chairman of the Board of Directors to give or receive information;

e)                                     coordinate the exercise of the preemptive right as established in Chapter VIII of this Agreement; and

f)                                       comply with and enforce compliance with the annual budget of this Agreement, approved at the Agreement Meeting, and take on responsibility for it.

4.2.          At the Agreement Meeting especially called for this purpose, the Representatives shall elect, among themselves, the Agreement Coordinator and its deputy, who may be compensated, if so resolved at this meeting or at a later meeting.

4.3.          The Agreement Coordinator and its deputy cannot be administrators of the Company or of its affiliates.

4.4.          The Agreement Meeting may remove the Agreement Coordinator and/or its deputy at any time and without cause.

4.5.          The term of office of the Agreement Coordinator and of its deputy will be two (2) years; reelection is not permitted.

CHAPTER V – BASIC PRINCIPLES

5.1.          The Agreeing Shareholders commit to ensure that the Company and the relationship among the Agreeing Shareholders, as the case may be, be governed in accordance with the following basic principles:

a)                                     the Company will be managed for the main purpose of generating profits, keeping in view its best interest, which will always prevail over specific interest of the Shareholders, in case of conflict;

b)                                    the Board of Directors of the Company shall set up, every year, performance goals to create value and to increase the Company’s worth at the Stock Exchanges, ensuring that the best corporate governance principles be observed by Management;

c)                                     the Company’s management must always pursue high efficiency, productivity, competitiveness and profitability levels and shall act on an autonomous basis;

d)                                    the Company’s management must always maintain effective control instruments and modern management models;

e)                                     the strategic decisions made by the Company must take into account the interest of the Agreeing Shareholders in preserving the purpose of the Company and in maximizing the return on their investments and, further, in following a realistic and consistent dividend policy.

f)                                       the capital structure of the Company must observe the parameters to be established by the Board of Directors, so as to reflect a sound financial condition, always taking into account the need to prioritize the allocation of its own resources for investment programs;

g)                                    the Executive Board will be formed, to the extent possible, solely by professional executives;

h)                                    the Company’s management shall make all efforts to maintain the Company as a publicly-open company and to maintain an adequate number of outstanding shares, to always ensure the liquidity of its own issued securities;

i)                                        the relationship of the Agreeing Shareholders among themselves and with the Company will be governed by a code of conduct approved by the Agreement Meeting; and

j)                                        the obligations established in Chapter XV will persist throughout the time during which the Agreeing Shareholders are indirect controlling shareholders of financial institutions and, in case of conflict, will prevail over the remaining terms and conditions of this Agreement.

5.2.          The Groups of Agreeing Shareholders are obliged to commit their votes at the General Meetings of Shareholders, as well as the votes of their Representatives at the Board of Directors, to ensure observance of the basic principles established in the above Paragraph 5.1.

CHAPTER VI – AGREEMENT MEETING

6.1.          The Agreement Meetings will be held as follows:

a)                                     Quarterly meetings attended by all interested Agreeing Shareholders, to keep them abreast of the Company’s activities and results, referred to as “Informational Meetings”;

b)                                    Prior meetings attended by the Representatives, to be held before each General Meeting of Shareholders, and of which Meeting of the Board of Directors, for the purpose of making an advance decision about all matters submitted to the appreciation of the General Meeting or of the Board of Directors, as the case may be, and set forth the prevailing guidance and the express direction in which the Agreement Coordinator or the members of the Board of Directors, as the case may be, will vote at the General Meeting or at the Meeting of the Board of Directors, hereinafter referred to as “Advance Meetings”;

c)                                     Meetings attended by the Representatives to discuss all and any other matter relating to this Agreement, hereinafter referred to as “Special Meetings”.

6.2.          The Informational Meetings will be held in accordance with a calendar prepared in the beginning of the calendar year by the Agreement Coordinator and may be attended by one or more Company administrators, as requested by the Agreement Coordinator to the Chairman of the Board of Directors.

6.3.          The Advance Meetings and the Special Meetings will be called by the Agreement Coordinator, on its own initiative or at the request of any of the Representatives, by fax or any other written communication means, upon acknowledgment of receipt, five (5) consecutive days in advance.  A call will be sent to the Representatives of the Groups of Agreeing Shareholders and their deputies and it will include the place, date and time of the meeting and describe briefly and clearly all matters to be discussed. If the Agreement Coordinator fails to call an Agreement Meeting within seven (7) consecutive days of the date on which a request to do it is received from any Representative, this Representative is authorized to call the Agreement Meeting.

6.4.          The Advance Meetings and the Special Meetings will be convened, at first call, with the attendance of Representatives totaling a minimum of sixty-six percent (66%) of the Affected Shares, and, at a second call, within one hour (1 h) after the scheduled time, with the attendance of Representatives totaling at least more than fifty percent (50%) of the Affected Shares.

6.4.1.       The Representatives may be represented by their respective deputies, or by specific proxies granted to another Representative or deputy or even by written and specific vote, and then they will be considered present both for quorum and deliberative purposes.

6.4.2.                    In addition to the Representative, a person related to each Group of Agreeing Shareholders may attend the Advance Meetings and the Special Meetings, as observer, with no right to vote or to express any opinion.

6.4.3.                    Whenever attending the Advance Meetings, a Representative may be accompanied by an advisor with no right to vote or to voice any opinion. The advisor may stay in the meeting room during the period in which the agenda requires such presence.  If any doubt arises, the Agreement Coordinator shall make a decision about it.

6.5.          Each Affected Action will correspond to one vote in the resolutions at the Advance Meetings and at the Special Meetings.

6.6.          Resolutions will be made at the Advance Meetings and at the Special Meetings by title holders of more than fifty percent (50%) of the Affected Shares, except for the matters listed below, which require at least sixty-six percent (66%) of the Affected Shares:

a)                                     election or removal of the Agreement Coordinator or of its deputy;

b)                                    whether or not to fix a compensation for the Agreement Coordinator and for its deputy;

c)                                     engagement of advisory consultants and fixing their respective fees;

d)                                    whether or not to approve any kind of partnership, alliance, merger or amalgamation of the Company with other company or companies, even if competitors of the Company, of the terms and conditions of the respective agreement, of the amendments to this Agreement that such partnership, alliance, merger or amalgamation could require, as well as entering into any other Shareholders Agreement between the Agreeing Shareholders and third parties;

e)                                     admission of new Agreeing Shareholders, and the establishment of specific requisites for such admission, while observing the provisions in Chapter II of this Agreement;

f)                                       modification in the procedure relating to preemptive right established in Chapter VIII of this Agreement, in the case contemplated in Paragraph 8.13 below;

g)                                    request for removal of any Agreeing Shareholder from this Agreement;

h)                                    request for releasing some of the Affected Shares owned by one or more than one Agreeing Shareholders, and

i)             authorization for voluntary encumbrance of the Affected Shares.

6.7.          The resolutions made at the Advance Meetings and at the Special Meetings bind all the Groups of Agreeing Shareholders and their votes including those whose Representatives have not attended them or have abstained from voting.

6.8.          Minutes of the Advance Meetings and of the Special Meetings will be issued and then signed by all Representatives considered as present or by as many Representatives as deemed sufficient for making resolutions. The minutes will include a summary of the approved resolutions and establish the prevailing guidance and express direction whereby the Agreement Coordinator may vote in relation to the totality of the Affected Shares at the Company’s General Meeting of Shareholders. The minutes will also set forth a vote guidance for the members of the Board of Directors elected upon the nomination of the Agreeing Shareholders in relation to all matters submitted to the Meetings of the Board of Directors.

6.8.1.       To ensure that the decisions made by the Agreeing Shareholders at Advance Meetings and Special Meetings will be observed and adopted, where applicable, by the Company’s affiliates, particularly by Concórdia Holding Financeira and its affiliates, Concórdia Banco S.A. (“Concórdia Banco”) and Concórdia S.A. Corretora de Valores Mobiliários, Câmbio e Commodities (“Concórdia Corretora”), the Agreement Coordinator shall (i) provide written express direction on how the Company’s legal representatives will exercise their voting rights at the General Meeting of Shareholders of Concórdia Holding Financeira in relation to the total shares issued by Concórdia Holding Financeira and owned by the Company and (ii) set forth a vote guidance for the Members of the Board of Directors of Concórdia Holding Financeira elected upon a nomination by the Company, in relation to all matters submitted to the Meetings of the Board of Directors of Concórdia Holding Financeira, in conformity with the provisions in Paragraph 2 of Art. 243 of Law No. 6404/76.

6.8.2.       Likewise, the Agreement Coordinator shall cause the Company’s legal representatives to: (i) provide written express direction on how the legal representatives of Concórdia Holding Financeira will exercise their voting rights at the General Meeting of Shareholders of Concórdia Banco and of Concórdia Corretora in relation to the total shares issued by Concórdia Banco and by Concórdia Corretora and owned by Concórdia Holding Financeira and (ii) set forth a vote guidance for the Members of the Board of Directors of Concórdia Banco and of Concórdia Corretora elected upon a nomination by Concórdia Holding Financeira, in relation to all matters submitted to the Meetings of the Board of Directors of Concórdia Banco and of Concórdia Corretora, in conformity with the provisions in Paragraph 2 of Art. 243 of Law No. 6404/76.

6.9.          The Advance Meetings held prior to the Shareholders Meeting shall make a resolution about the nominations to be made by the Agreement Coordinator to represent the Agreeing Shareholders in the Board of Directors, when applicable. Each Group of Agreeing Shareholders will be represented in the Board of Directors proportionately to the number of Affected Shares and taking into consideration the number of Board of Directors members that the Agreeing Shareholders are entitled to elect.

6.9.1.                    In any case, the Agreeing Shareholders are bound to exercise their respective voting rights at the Company’s General Meeting of Shareholders so as to elect the majority of the members to the Board of Directors and, consequently, to the Company’s Executive Board.

6.9.2.                    The Groups of Agreeing Shareholders may freely aggregate their Affected Shares among them to ensure the nomination of individuals to be elected to the Board of Directors.

6.9.3.                    The Groups of Agreeing Shareholders shall make their best efforts to elect, reelect or maintain, as their Representatives in the Board of Directors, individuals with the following minimum characteristics:

a)                                     be, at least, thirty (30) full years old;

b)                                    have an unblemished reputation;

c)                                     hold no executive, deliberative or advisory position in a competitive company or in affiliates of a competitive company;

d)                                    have experience and educational level compatible with the function;

e)                                     be familiar with the principles of good corporate governance;

f)                                       be familiar with the activities of the Company and its affiliates; and

g)                                    be familiar with the principles established in Chapter V of this Agreement;

6.10.        The first Agreement Meeting to be held in each fiscal year will approve a budget for this Agreement, to be incurred by all Groups of Agreeing Shareholders, proportionately to the holdings of each group in the total number of Affected Shares.

CHAPTER VII – EXERCISING THE VOTING RIGHT

7.1.          Each one of the Groups of Agreeing Shareholders shall vote at the Advance Meetings or Special Meetings in a uniform manner and as a block, through its Representative or its deputy, as set forth in the Agreement. Evidence of the corresponding resolution may be demanded by the Agreement Coordinator.  (remainder excluded)

In case of doubt, the vote of the Group of Agreeing Shareholders that does not submit evidence of uniform voting of this resolution will not be counted and this will not affect the calculation of the quorum for convening any Agreement Meeting.

7.2.          The Agreement Coordinator shall hand to the Chairman of the General Meeting of Shareholders a copy of the Resolution made at the Advance Meeting.

7.3.          At the time of the Shareholders Meetings, the Agreement Coordinator shall exercise its voting right on behalf of the Groups of Agreeing Shareholders, always in one sole direction and uniformly, in accordance with the resolution passed at the Advance Meeting and duly recorded in the minutes.

7.3.1.                    An Agreeing Shareholder is prohibited from voting individually at the Shareholders Meetings, regardless of its Representative having attended or not the respective Advance Meeting, or having voted to the contrary or even having abstained from voting.

7.3.2.                    Any vote infringing this Agreement will be null in relation to the Company and the Chairman of the General Meeting of Shareholders cannot count it, as provided for in the corporate legislation.

7.4.          If a Shareholders Meeting is held without an Advance Meeting having been held prior to it, the Agreement Coordinator will vote to adjourn the session for the time required to hold an Advance Meeting for deliberation. If this case occurs, the Agreement Coordinator shall call an Advance Meeting to discuss the matters in the agenda of the General Meeting of Shareholders in the manner established in this Agreement within forty-eight hours (48h) counted as from the adjournment of the General Meeting.

7.5.          If a matter which has not been submitted to the Advance Meeting arises at the Shareholders Meeting, the Agreement Coordinator will vote for suspending any deliberation about such matter. In this case, the Agreement Coordinator shall call an Advance Meeting to discuss the specific matter in the manner established in this Agreement within forty-eight hours (48h) counted as from the adjournment of the General Meeting.

CHAPTER VIII – PREEMPTIVE RIGHT ON THE DISPOSAL OF AFFECTED SHARES AND OTHER SECURITIES AND RIGHTS

8.1.          If any Agreeing Shareholder desires to dispose, in any way, in total or partially, of its Affected Shares and/or its subscription rights and/or other securities, convertible or interchangeable with ordinary shares, the procedure described in this Chapter and the obligations established in Chapter XV must be observed.

8.2.          Any Agreeing Shareholder (“Offering Agreeing Shareholder”) willing to dispose of, in total or partially, its Affected Shares and/or other securities convertible or interchangeable with ordinary shares (“Offered Securities”) shall send an unequivocal communication of Offer (“Offer”) to the Representative of its Group of Agreeing Shareholders, with a copy to the Agreement Coordinator who, in turn, will send such communication to the remaining Representatives of the other Agreeing Shareholders Groups, for information and for the purposes described below.

8.2.1.       The Offer must set forth the number and the price of the Offered Securities as well as the payments terms and conditions. It is not necessary to include in the Offer any indication of the intention to buy on the part of any third party or any other Agreeing Shareholder.

8.3.          Each one of the Agreeing Shareholders that is a member of the Group of Agreeing Shareholders to which the Offeror Agreeing Shareholder belongs shall have a period of forty-five (45) consecutive days, counted as from the receipt of the Offer, to express its answer in writing about the Offer, informing whether it is interested in acquiring the Offered Securities and whether it intends to participate in any possible remaining portion of such securities after all answers have been received from the remaining Agreeing Shareholders.

8.3.1.                    Within two (2) business days as of the date on which the period contemplated in the above Paragraph 8.3 ends, the Representative of the Group of Agreeing Shareholders to which the Offeror Agreeing Shareholder belongs will inform the result of the exercise of the preemptive right by the Agreeing Shareholders of this Group to the Agreement Coordinator and to the Representatives of the remaining Groups of Agreeing Shareholders;

8.4.          If the members of the Group of Agreeing Shareholders Group to which the Offeror Agreeing Shareholder belongs have no interest in acquiring all or a portion of the Offered Securities, the members of the remaining Groups of Agreeing Shareholders shall have preemptive right on the acquisition of the remaining unsold Offered Securities, at the strict terms of the Offer, during a period of fifteen (15) days counted as of the date of delivery of the notice referred to in the above SubParagraph 8.3.1. In the notice sent to the Representative of the Group of Agreeing Shareholders to which the Offeror Agreeing Shareholder belongs, in reply to the Offer, the Agreeing Shareholders shall inform whether they intend to participate in any remaining Offered Securities.

8.4.1.                    Each Agreeing Shareholder will be entitled to exercise the preemptive right contemplated in this Paragraph proportionately to the number of Affected Shares it holds, without prejudice of the right to reserve the remainder in accordance with the above provisions. Except in the case of unequivocal acceptance by the Offeror Agreeing Shareholder, the preemptive right may be exercised solely over the totality and not less than the totality of the Offered Securities, unless the Offeror Agreeing Shareholder accepts that it be exercised over a portion of the Offered Securities.

8.5.          If any Agreeing Shareholder fails to give an answer within the above established periods, this will imply a waiver of its preemptive right.  This preemptive right cannot be assigned to any Agreeing Shareholder of other Group of Agreeing Shareholders or to third parties, except that any Agreeing Shareholder may, always and in any case, assign and transfer its preemptive right to any other Agreeing Shareholder of the same Group.

8.6.          If the preemptive right is not fully exercised and securities still remain available, these will be distributed on a pro-rata basis and first to the Agreeing Shareholders of the same Group of the Offeror Agreeing Shareholder who informed their intention with respect to the remaining securities. Even so, if any securities still remain, these will be distributed on a prorata basis to the other Agreeing Shareholders that asked for such reservation.

8.7.          If the Groups of Agreeing Shareholders entitled to preemptive right have not exercised their respective rights over the totality of the Offered Securities, the Offeror Agreeing Shareholder may, within a period not to exceed sixty (60) consecutive days as from the expiration of the period for the Groups of Agreeing Shareholders to exercise their preemptive right, dispose of such Offered Securities to third parties at a price not less than that, and upon terms no more favorable than those, contemplated in the Offer and provided that the acquiror, simultaneously with the disposal, commit to adhere and be bound to the terms and conditions of this Agreement, succeeding the Offeror Agreeing Shareholder in its rights and obligations, and it is herein agreed and established that its admission as Agreeing Shareholder will occur solely upon the approval of Agreeing Shareholders representing a minimum of sixty-six percent (66%) of the Affected Shares.

8.7.1.                    To permit any possible candidates to the acquisition of the Offered Securities to examine the situation of the Company, the Agreement Coordinator shall make all efforts to ensure that the Company will make available information and the time of its key officers, who may be interviewed by such possible candidates.

8.8.          The above procedures will apply to disposals made by the Agreeing Shareholders, in any way, of subscription rights and/or acquisition rights over securities convertible or exchangeable into ordinary shares (“Offered Rights”) of the Company, except that that an automatic proportional reduction of the periods is provided to permit that the whole sequence of procedures occur within the period fixed by law or by the Bylaws, or further, by a resolution made at the General Meeting of Shareholders, for exercising such right by the Offeror Agreeing Shareholder. The Agreement Coordinator shall inform the Representatives of the Groups of Agreeing Shareholders the applicable periods for each case.

8.9.          The following transfers of Affected Shares, subscription rights and/or other securities convertible or exchangeable into ordinary shares of the Company are excluded from the restrictions contemplated in this Section:

a)                                     transfers made by any Agreeing Shareholder to its necessary heirs, by “inter vivos” or “mortis causa” acts, or

b)                                    transfers made by any Agreeing Shareholder to a holding company of which the Agreeing Shareholder is the controlling shareholder (in accordance with definition in art. 116 of Law No. 6404, of 1976), provided that the Bylaws of such holding company includes the specific purpose of having an interest in the Company’s capital and provided that it adheres unconditionally to this Agreement, or

c)                                     transfer, by the Group of Agreeing Shareholders and by year, on a non-cumulative basis, of a number up to three hundred thousand (300,000) ordinary shares which are part of the Affected Shares.

8.10.                       The disposal of the control of any holding company referred to in item (b) of the above Paragraph 8.9 is subject to the restrictions contemplated in this Chapter. The remaining Agreeing Shareholders are not obliged to acquire the shares or the quotas of the holding company controlled by the Offeror Agreeing Shareholder, and may opt for acquiring directly the securities or rights held by the aforementioned holding company. Such option must be made in writing.

8.11.                       The procedure established in this Chapter, including the exceptions, must be supervised by the Agreement Coordinator, to whom a copy of all and any mail or communication issued by any Agreeing Shareholder or Group of Agreeing Shareholders must be sent. All and any doubt in relation to the procedure, including dates, beginning and ending of the period, will be clarified by the Agreement Coordinator, whose decision will be final and binding, no dispute being permitted, except in the case of obvious misconduct or bad faith.

8.12.                       The transfers and acquisitions of the Affected Shares, subscription rights and/or other securities convertible or exchangeable into ordinary shares of the Company, made without observing this Agreement, will be lawfully null in relation to the Company and the remaining Agreeing Shareholders. The Company will be obliged to suspend the exercise of any equity or political rights and will be prohibited from making registrations and annotations in the proper books.

8.13.                       The Agreeing Shareholders acknowledge herein that the procedure for exercising the preemptive right established in this Chapter may be changed as a result of partnership, alliance, merger or consolidation of the Company with other company or companies, even competitors, in which case the procedure for exercising the preemptive right established in this Chapter may be changed by a resolution of the Special Meeting, made by Agreeing Shareholders representing a minimum of sixty-six percent (66%) of the Affected Shares.

CHAPTER IX – PREEMPTIVE RIGHT OVER THE ACQUISITION OF THIRD PARTY SHARES

9.1.          The Agreeing Shareholder who, in any way other than the acquisition by succession, acquires from Non-Agreeing third parties ordinary shares of the Company and/or subscription rights and/or other securities, convertible or exchangeable into ordinary shares of the Company, shall, promptly after such acquisition, inform the Agreement Coordinator and the Representatives of the Groups of Agreeing Shareholders about the price and other conditions.

9.2.          The remaining Agreeing Shareholder shall be entitled to acquire such shares or rights proportionately to the number of Affected Shares it holds, in accordance with the procedures established in the above Chapter VIII, and observing the following requisites:

a)                                     the Group of Agreeing Shareholders Group of which the Acquiror Agreeing Shareholder is a member will not have any preemptive right over the acquisition of those shares, as contemplated in the above Paragraph 8.3;

b)                                    failure to exercise the acquisition right by any Agreeing Shareholder will not affect the right of the remaining Agreeing Shareholders and therefore solely a portion of the shares may be acquired by the remaining Agreeing Shareholders at the end of the process; and

c)                                     the Agreeing Shareholder that originally acquired the shares or third party rights will not be authorized to subsequently dispose of them to third parties unless the procedure established in the above Chapter VIII is observed.

9.3.          Ordinary shares acquired as established in Paragraph 9.1 and in Paragraph 9.2 must be compulsorily and immediately considered Affected Shares, for all and any purposes, regardless of the exercise of the right contemplated in Paragraph 9.2.

CHAPTER X – CO-SALE AND BLOCK SALES

10.1.        Provided that the obligations established in Chapter XV are observed, if one or more Agreeing Shareholders resolve(s)  to dispose of its Affected Shares, in the whole or partially, during the term of this Agreement,  and provided that the disposal does not represent more than seventy percent (70%) of the Affected Shares, each one of the remaining Agreeing Shareholders may, instead of exercising its preemptive right as contemplated in the above Chapter VIII, require that the selling operation include a portion of its Affected Shares, proportionately to its holding in the total number of Affected Shares, without the third acquiror being obliged to acquire more Affected Shares than those originally offered. For this, an Agreeing Shareholder willing to exercise its co-sale right shall notify the Offeror Agreeing Shareholder(s), with a copy to the Representatives of the Groups of Agreeing Shareholders and to the Agreement Coordinator of its intent up to the end of the period established for the exercise of the preemptive right by the Groups of Agreeing Shareholders.

10.2.        Provided that the obligations established in Chapter XV are observed, if the Offer contemplates the transfer of more than seventy percent (70%) of the Affected Shares, each one of the remaining Agreeing Shareholders may, instead of exercising the preemptive right as contemplated in the above Chapter VIII, require that the selling operation includes the totality or a portion of its Affected Shares as part of the Offered Securities. For this, an Agreeing Shareholder willing to exercise its co-sale right shall notify the Offeror Agreeing Shareholder(s), with a copy to the Representatives of the Groups of Agreeing Shareholders and to the Agreement Coordinator of its intent up to the end of the period established for the exercise of the preemptive right by the Groups of Agreeing Shareholders.

CHAPTER XI — VOLUNTARY OR INVOLUNTARY ENCUMBRANCE OF THE AFFECTED SHARES

11.1.        No Agreeing Shareholder may, whatever the way, encumber voluntarily its Affected Shares and inherent subscription rights, unless such encumbrance has been approved by Agreeing Shareholders representing a minimum of sixty-six percent (66% ) of the Affected Shares.

11.2.        In case the Affected Shares are, for any reason, subject to judicial attachment or seizure or lien, it will be considered that the Agreeing Shareholder offered them unequivocally and irretrievably for disposal in accordance with the above Chapter VIII, unless the effects of such attachment, seizure or lien end within ninety (90) consecutive days from the date of such encumbrance.

11.2.1.     After the lapse of the above period and, if the effects have not been eliminated, the Agreement Coordinator shall notify all the Groups of Agreeing Shareholders to exercise their preemptive rights by means of a judicial deposit, in cash, of the amount of the debt that caused the attachment, seizure or lien. If more than one Group of Agreeing Shareholders Group exercises its preemptive right, the acquisition will be conducted on a pro-rata basis, and, in this case, the initial preemptive right of the Group of Agreeing Shareholders to which the Agreeing Shareholder whose Affected Shares were subject to attachment, seizure or lien belong will not have the preemptive right contemplated in Paragraph 8.3 of this Agreement.

11.2.2.     In the case of the Affected Shares being judicially disposed of, the acquiror will not be included in this Agreement, except if it is already an Agreeing Shareholder or is admitted by force of a resolution made at a Special Meeting.

CHAPTER XII – TERM

12.1.        This Agreement will be effective up to May 31, 2010, and it will be automatically renewed for consecutive periods of five (5) years, provided that it is not terminated in writing by any of the Groups of Agreeing Shareholders, by a notice sent to the Representatives and to the Agreement Coordinator within a maximum of twelve (12) months from the expiration of the then current term.

12.2.        Notwithstanding the provisions in the above Paragraph 12.1, the term of this Agreement will be automatically extended if any agreement or arrangement for a partnership, alliance, merger or consolidation of the Company with other company or companies is executed, even with competitors, and its duration is for a period longer than twelve (12) months in relation to the term of the aforementioned agreement or arrangement, provided that the Agreeing Shareholders remain, jointly, as the controlling shareholders of this Company and, indirectly, of Concórdia Holding, Concórdia Banco and Concórdia Corretora.

12.3.        If, for any reason, this Agreement is not renewed upon the expiration of the term contemplated in the above Paragraph or upon the expiration of any of its possible extensions, or further, in any other case of termination or rescission of this Agreement, the Company shall submit to the Brazilian Central Bank, within one hundred and twenty (120) days, counted as from the expiration of the term of this Agreement, the new composition of the controlling group of this Company, for the purposes and effects of the legislation applicable to financial institutions while, for the same purposes and effects, this Agreement will be automatically extended until the Brazilian Central Bank approves the new controlling group of this Company.

12.4.        During the time in which it remains as the indirect controlling shareholder of Concórdia Banco and Concordia Corretora, the Company will be obliged to inform the Brazilian Central Bank, within twenty-four (24) hours of the event, about any termination by an Agreeing Shareholder in relation to the Agreement or about the renewal or non-renewal of its term.

CHAPTER XIII – BINDING CLAUSE – RESOLUTION OF CONFLICTS

13.1.        Omissions or any disputes between the Groups of Agreeing Shareholders will be preferably resolved amicably internally.

13.2.        In the event of an impasse, any Group of Agreeing Shareholders will be entitled to refer the issue to arbitration in accordance with the rules of the Arbitration Center of the Brazil-Canada Chamber of Commerce, the proceedings of which will be conducted by that Chamber, except for situations involving nonperformance of obligations, requiring judicial proceedings for specific execution, as contemplated in Paragraph 16.2.

13.3.        In case the procedural rules of the Brazil-Canada Chamber of Commerce are silent about any procedural respect, those rules will be supplemented by the provisions of Law No. 9307, dated September 23, 1996.

13.4.        It will be incumbent upon the Arbitration Center to resolve all controversies relating to the dispute, including those of an incidental, precautionary, coercive or interlocutory nature, being the arbitrators barred from making a decision in equity.

13.5.        The arbitration court will be formed by three (3) arbitrators, being one appointed by the Group of Agreeing Shareholders that referred the issue to arbitration, the other appointed by the dissenting Group of Agreeing Shareholders and the third, appointed by the arbitrators appointed by the parties, will be the President of the Arbitration Court. If the arbitrators appointed by the parties fail to reach a consensus about the third arbitrator, the latter will be designated by the President of the Arbitration Center of the Brazil-Canada Chamber of Commerce, within a maximum period of ten (10) days from the date of such impasse.

13.6.        The arbitration will be held in the City of São Paulo, State of São Paulo, where the award will be rendered.

13.7.        The arbitration procedure, as well as documents and information provided for arbitration, will be conducted in strict confidence.

13.8.        The arbitration award rendered by the arbitration court will be considered final and cannot be disputed, binding the parties involved and these parties waive expressly any appeal. This award may be taken to any court with jurisdiction over its execution.

13.9.        Notwithstanding the above, each one of the parties reserves the right to appeal to the Judicial Branch to (a) ensure the arbitration; (b) obtain provisional measures to protect their rights prior to the arbitration, and any procedure in this connection will not be considered as an act of waiving arbitration as the only means selected by the parties to resolve the conflicts; (c) enforce any decision of the arbitration court, including, but not limited to, the arbitration award; and (d) eventually claim the annulment of the arbitration award, as contemplated in the Law. In the case of appeal to the Judicial Branch, the Courthouse of the County of the City of São Paulo, State of São Paulo will be the sole entity competent to appreciate any judicial proceedings.

CHAPTER XIV – SECRECY OF INFORMATION

14.1.        All and any information about the Company, its activities, plans and projects that may be disclosed to any Agreeing Shareholder or Group of Agreeing Shareholders must be considered confidential and the Agreeing Shareholder or Group of Agreeing Shareholders is obliged to treat it in strictest confidence and not to disclose it to any other person, except with prior and express authorization of the Agreement Coordinator and provided that the other Person assumes, in advance, the same secrecy obligations contemplated in this Chapter.

14.2.        Such information may be used solely by the Agreeing Shareholder or Group of Agreeing Shareholders to evaluate the results of the Company and their consequences and to exchange views with the other Agreeing Shareholders or Group of Agreeing Shareholders.

14.3.        The Agreeing Shareholder or Group of Agreeing Shareholders is obliged to keep all and any information received in writing or via electronic means in a safe place and commits to destroy or return them to the Agreement Coordinator, if so requested by the Agreement Coordinator.

14.4.        The Agreeing Shareholder or Group of Agreeing Shareholders shall also take all applicable actions to prevent the mishandling or loss of any document or diskette containing any information and shall inform the Agreement Coordinator promptly of any event of this nature, not taking any action without the approval of the Agreement Coordinator.

14.5.        In case the Agreeing Shareholder or Group of Agreeing Shareholders is obliged, by a legal or judicial order, to disclose any information, the Agreeing Shareholder or Group of Agreeing Shareholders shall notify in advance and promptly the Agreement Coordinator, to permit that the Coordinator or that the Agreement Meeting may take the proper safeguards, including judicial relief, to guarantee the secrecy of the information. In any event, the Agreeing Shareholder or the Group of Agreeing Shareholders commit herein to disclose solely the information strictly necessary to comply with the legal or judicial order.

14.6.        The secrecy obligation contemplated in this Chapter will not apply to information that:

a)            was or has been published or information which has otherwise become available to the public, provided that this has not occurred due to the fault or neglect of the Agreeing Shareholder or Group of Agreeing Shareholders or infringement of any other secrecy obligation known to the Agreeing Shareholder or to the Group of Agreeing Shareholders; or

b)            was in the proven and legal possession of the Agreeing Shareholder or Group of Agreeing Shareholders prior to its disclosure by the Company or during any Agreement Meeting; or

c)            has been disclosed to the Agreeing Shareholder or Group of Agreeing Shareholders legally by any Person entitled to disclose it with no restriction.

14.7.        The Agreeing Shareholder or Group of Agreeing Shareholders shall abstain from making public comments about any information, including announcements to the media at large.

CHAPTER XV — SPECIAL PROVISIONS

15.1.        The Agreeing Shareholders, individuals and legal entities, acknowledge, represent and certify that, jointly, they are the controlling shareholders of this Company and, indirectly, of Concórdia Holding Financeira, Concórdia Banco and of Concórdia Corretora, in accordance with the provisions in Art. 116, combined with Art. 118 and Paragraph 2 of Art.  243, all of them of Law No. 6404/76, as amended, and under this condition, on an irrevocable and irretrievable basis, they commits to exercise their respective voting rights, on a uniform and permanent basis and as a block,  on all matters under the authority of the General Meetings of Shareholders of this Company, elect the majority of its administrators and to use their controlling power to provide direction to the corporate activities and guidance about the operation of any of the Company’s bodies.

15.2.        The Company, in turn, acknowledges, represents and certifies that it is the direct controlling shareholder of Concórdia Holding Financeira, in accordance with the provisions of Art. 116, combined with Art. 118 and Paragraph 2 of Art. 243, all of them of Law No. 6404/76, as amended, and under this condition, on an irrevocable and irretrievable basis, it commits to exercise its voting rights, on a uniform and permanent basis and as a block, on all matters under the authority of the General Meetings of Shareholders of this Company, elect the majority of its administrators and to use its controlling power to provide direction to the corporate activities and guidance about the operation of any of the bodies of Concórdia Holding Financeira.

15.3.        Concórdia Holding Financeira, in turn, acknowledges, represents and certifies that it is the direct controlling shareholder of Concórdia Banco and of Concórdia Corretora, in accordance with the provisions of Art. 116, combined with Art. 118 and Paragraph 2 of Art. 243, all of them of Law No. 6404/76, as amended, and under this condition, on an irrevocable and irretrievable basis, it commits to exercise its voting rights, on a uniform and permanent basis and as a block, on all matters under the authority of the General Meetings of Shareholders of Concórdia Banco and of Concórdia Corretora, to elect the majority of its administrators and to use its controlling power to provide direction to the corporate activities and guidance about the operation of any of the bodies of Concórdia Banco and of Concórdia Corretora.

15.4.        For the purposes of and in conformity with the provision in the special legislation which institutes and governs the National Financial System, the Agreeing Shareholders, while in the condition of indirect controlling shareholders of the financial institutions Concórdia Banco and Concórdia Corretora controlled by the Company through Concórdia Holding Financeira, will be jointly liable with the aforementioned financial institutions and their administrators in the case and in the manner prescribed by the law in general and, specifically, without prejudice to the other applicable laws, to Law No. No. 4595, dated December 31, 1964, Law No. 6024, dated March 13, 1974, Decree-Law No. 2321, dated February 25, 1987, and Law No. 9447, dated March 14, 1997.

15.4.1.     For the purposes of and in conformity with the provision in the special legislation which institutes and governs the National Financial System, the

Agreeing Shareholders, while in the condition of indirect controlling shareholders of the financial institutions Concórdia Banco and Concórdia Corretora controlled by the Company through Concórdia Holding Financeira, will be jointly liable with the aforementioned financial institutions and their administrators in the case and in the manner prescribed by the law and, specially, without prejudice to the other applicable laws, to Law No. No. 4595, dated December 31, 1964, Law No. 6024, dated March 13, 1974, Decree-Law No. 2321, dated February 25, 1987, and Law No. 9447, dated March 14, 1997.

15.4.2.     The Company and Concórdia Holding Financeira take part in this Agreement to certify that they are equally and jointly liable with Concórdia Banco and Concórdia Corretora and their administrators, as provided for in Paragraph 15.4., and also in the condition of parties to this Agreement, for complying with all obligations assumed in this Agreement.

15.5.        During the effective period of this Agreement and for the time in which they are indirect controlling shareholders of the financial institutions, the Agreeing Shareholders are obliged to hold the control of this Company, not disposing of it on behalf of any person, not even to other Agreeing Shareholder(s), unless duly and regularly authorized by the Brazilian Central Bank.

15.6.        It is herein established by the Agreeing Shareholders that any transfer of control or change in the shareholding control group of the Company, as well as all and any legal business, acts or operations contemplated in this Agreement, whose implementation or validity, as the case may be, is dependent upon prior and express authorization of the Brazilian Central Bank, in accordance with the terms of the applicable legislation, will be considered implemented, in any case, under the condition precedent that it will be legally valid solely when approved by the monetary authority.

CHAPTER XV - MISCELLANEOUS

16.1.        This agreement binds the Agreeing Shareholders, their heirs and successors.

16.2.        Failure on the part of the Agreeing Shareholders, their heirs and successors to comply with any of the obligations established in this Agreement will imply the enforcement of the obligation to do and to provide statements of intent as contemplated in articles 639 to 641 of the Brazilian Civil Procedural Code.

16.2.1.     In addition to the specific execution stated in the heading of this Paragraph, the Agreeing Shareholder that defaults on its obligations established in this Agreement will be subject, on a cumulative basis, to the payment of losses and damages to the remaining Agreeing Shareholders and any of the Groups may claim it severally.

16.3.        For the purposes of art. 118 of Law No. 6404, of 1976, one copy of this Agreement will, mandatorily, after being reviewed by the Brazilian Central Bank, be filed at the main address of the Company, of Concórdia Holding Financeira and of its affiliates, Concórdia Banco and Concórdia Corretora, and these will, where applicable, observe strictly all of its terms.

16.3.1.     The obligations arising from this Agreement will be annotated in the proper books of the Company or of the depositary financial institution responsible for the registration of the Affected Shares, as well as of Concordia Holding Financeira and its controlled financial institutions Concórdia Banco and Concórdia Corretora, and such annotations will impede any legal acts and businesses in disagreement with the covenants in this Agreement, and the Company is herein authorized to refuse, in this case, the registration of such acts and businesses, and consequently refusing to transfer the ownership or title of any rights over the Affected Shares, or the exercise of the voting right derived from such legal acts and businesses.

16.4.        The invalidity, ineffectiveness or nullity of any of the clauses herein will not imply, ipso facto, the invalidity, ineffectiveness or nullity of the remaining clauses.

16.5.        The tolerance by any of the Agreeing Shareholders of any delay by the other parties in complying with the obligations assumed herein will not constitute a novation of any of the covenants in this instrument or a waiver of any of the rights derived therefrom.

16.6.        This Agreement supersedes and annuls any other prior agreement and will prevail over any other agreement not submitted to, appreciated by or registered with the Brazilian Central Bank, entered into before or after this Agreement. This Agreement constitutes the entire and sole agreement and understanding between the parties to this Agreement and supersedes and cancel all prior covenants, promises, commitments, agreements, communications, declarations or guarantees, whether oral or written, given or assumed by any of the parties to this Agreement to a third party, to the Company, or even to a shareholder of this Company, which are not part of this Agreement.

16.7.        Unless expressly contemplated in this Agreement, particularly in the case contemplated in item (d) of Paragraph 6.6 and in Paragraph 8.13, this instrument may be amended solely in writing and when signed by all of the Agreeing Shareholders.

16.8.        This Agreement and all of its provisions are governed by the legislation of the Federative Republic of Brazil.

And having agreed with the binding terms and conditions expressed herein, the Agreeing Shareholders and the Consenting Parties execute this instrument in five (5) counterparts of equal content and form, for one sole purpose, before the two witnesses signing below.

São Paulo, March 12, 2009

SUNFLOWER PARTICIPAÇÕES S.A.	MARIA APARECIDA CUNHA FONTANA

WALTER FONTANA FILHO	ATTILIO FONTANA NETO

VÂNIA CUNHA FONTANA	RUTH ESCOREL FONTANA

AUGUSTO ESCOREL FONTANA	SOFIA ESCOREL FONTANA

DIOGO LEAL FONTANA	ZOÉ SILVEIRA D’AVILA

ODYLLA FONTANA D’AVILA	EDUARDO FONTANA D’AVILA

FELIPE BOTURÃO D’AVILA	DANIEL BOTURÃO D’AVILA

CARLA MARIA CARVALHO FONTANA	ALFREDO FELIPE DA LUZ SOBRINHO

OLGA MARIA DE CARVALHO LUZ	RUTH MARIA CARVALHO LUZ MALZONI

ANDRÉ FONTANA CARVALHO	ITÁLIA BORDIN FONTANA

This page is an integral part of the Private Instrument of Amendment and Consolidation of Sadia S.A. Shareholders Agreement entered into on March 12, 2009.

ONEIDA MARIA SCHNITZER FONTANA	JOÃO DOMINGOS FONTANA

JOSÉ CARLOS FONTANA	MARCELO FONTANA

MARIA APARECIDA FONTANA MINCARONI	VERA LÚCIA FONTANA

FLÁVIO FONTANA MINCARONI	DANIEL FONTANA SCHMIDT

ANDRÉ BELEZA FONTANA	PATRÍCIA BELEZA FONTANA

OLIVER FONTANA	ALEXANDRE FONTANA SCHMIDT

PEDRO ALBERTO FONTANA	ODEON ANTÔNIO FONTANA

SANDRA MARIA FONTANA	RENATA FONTANA PUSSET

MARINA FONTANA	ROBERTO PUSSET

SOELY MACHADO FONTANA	ROBERTO HOPPNER FONTANA

JULIANA FONTANA PUSSET	NELSON FELIPE KHEIRALLAH FILHO

This page is an integral part of the Private Instrument of Amendment and Consolidation of Sadia S.A. Shareholders Agreement entered into on March 12, 2009.

CRISTIANO FONTANA KHEIRALLAH	OLD PARTICIPAÇÕES LTD

LUCY FONTANA FURLAN	OSÓRIO HENRIQUE FURLAN JÚNIOR

LUIZ FERNANDO FURLAN	DIVA HELENA FURLAN

LUCILA MARIA FURLAN	LEILA MARIA FURLAN DA SILVA TELLES

ANA MARIA GONÇALVES FURLAN	MARCELA PASSOS FURLAN

GABRIELLA FURLAN VILLARES	LUIZ GOTARDO FURLAN

ANDRÉ MONEGAGLIA	CAROLINA FURLAN UCHÔA CAVALCANTI

MARIA FURLAN DA SILVA TELLES	JOÃO FURLAN DA SILVA TELLES

MANOELA MONEGAGLIA	FELIPE MONEGAGLIA

This page is an integral part of the Private Instrument of Amendment and Consolidation of Sadia S.A. Shareholders Agreement entered into on March 12, 2009.

And in the capacity of intervening consenting parties and/or parties, as the case may be, in accordance with the terms of this Agreement:

SADIA S.A.	CONCÓRDIA HOLDING FINANCEIRA S.A.

CONCÓRDIA BANCO S.A.

CONCÓRDIA S.A. CORRETORA DE VALORES
MOBILIÁRIOS, CÂMBIO E COMMODITIES